Exhibit 99.1

BNY Mellon

Quarterly Earnings Review

Financial Results

April 20, 2010

Table of Contents

Non-GAAP Financial Measures	2

First Quarter 2010 Financial Highlights	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Adoption of New Accounting Standard	9

Investment Securities Portfolio	9

Foreign Exchange and Other Trading Activities Revenue	10

Capital	10

Nonperforming Assets	10

Allowance for Credit Losses, Provision and Net Charge-offs	11

Discontinued Operations	11

Business Segments	11

• Asset Management	12
• Wealth Management	13
• Asset Servicing	14
• Issuer Services	15
• Clearing Services	16
• Treasury Services	17
• Other	18

Supplemental Information – Explanation of Non-GAAP Financial Measures	19

Cautionary Statement	22

BNY Mellon 1Q10 Quarterly Earnings Review

NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations, is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of investment securities gains (losses) and noncontrolling interests related to consolidated asset management funds and expense measures excluding items, such as merger and integration (“M&I”) expenses, intangible amortization expenses, the FDIC special assessment; and measures which utilize net income excluding tax items such as the discrete tax benefits related to a tax loss on mortgages and the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of investment securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the segment results. The presentation of financial measures excluding litigation reserves in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interest related to the consolidation of certain assets management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding the discrete tax benefits related to a tax loss on mortgages permits investors to calculate the tax impact of BNY Mellon’s primary businesses.

In this earnings review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business segment basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: Investment securities gains (losses) and income from consolidated asset management funds, net of noncontrolling interest.

Noninterest expense: Litigation reserves, M&I expenses, intangible amortization expense, FDIC special assessment and restructuring charges.

Earnings per share: Litigation reserves, M&I expenses, restructuring charges, preferred dividends, investment securities gains (losses) and discrete tax benefits.

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BNY Mellon 1Q10 Quarterly Earnings Review

FIRST QUARTER 2010 FINANCIAL HIGHLIGHTS

	Income after tax from continuing operations (a)			EPS from continuing operations (a)(b)
	(in millions)								1Q10 vs.
	1Q09	4Q09	1Q10	1Q09		4Q09		1Q10	1Q09	4Q09
Earnings:
Continuing operations – GAAP	$363	$712	$601	$0.31		$0.59		$0.49	58%	(17)%
Non-GAAP adjustments (a)	278	(45)	114	0.24		(0.04)		0.10

Subtotal Non-GAAP operating basis	641	667	715	0.56	(c)	0.55		0.59	5%	7%
Intangible amortization	66	66	62	0.06		0.06		0.05

Continuing operations – Non-GAAP	$707	$733	$777	$0.61	(c)	$0.60	(c)	$0.64	5%	7%

KEY POINTS (comparisons are unannualized 1Q10 vs. 4Q09 unless otherwise stated)

•	Operating earnings
•	Net interest revenue increased 6% reflecting the higher yield related to the restructured investment securities portfolio and higher hedging gains, partially offset by the impact of narrowing spreads.
•	Fee revenue was unchanged sequentially; +6% year-over-year
•	Money market fee waivers reduced fee revenue by 4% ($117 million) in 1Q10, impacting securities servicing fees and asset and wealth management fees
•	Noninterest expenses (see page 4) decreased 5%; +3% year-over-year
•	The sequential decrease was driven primarily by lower professional and consulting fees and business development expense
•	Positive operating leverage of 600 basis points sequentially and 100 basis points year-over-year
•	Credit quality trends improving
•	Provision of $35 million down 46% and nonperforming assets down 17%
•	Unrealized pre-tax loss of $242 million on the investment portfolio improved 77%
•	Strong capital generation
•	Tier 1 capital ratio 13.2%, increased 110 bps
•	Tier 1 common ratio 11.6%, increased 110 bps
•	Tangible common equity to assets ratio 6.1%, increased 90 bps
•	Stable client assets
•	Assets under custody and administration $22.4 trillion, up 15% year-over-year
•	Assets under management $1.1 trillion, up 25% year-over-year
•	Long-term inflows $16 billion in 1Q10
•	Short-term outflows $25 billion in 1Q10
•	Announced two asset servicing acquisitions. Both are expected to be immediately accretive to earnings and close in the third quarter of 2010.

(a)	See Supplemental information beginning on page 19 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $3 million in the first quarter of 2009, $6 million in the fourth quarter of 2009 and $5 million in the first quarter of 2010.
(c)	Does not foot due to rounding.

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BNY Mellon 1Q10 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2009				2010		1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr		1Q09	4Q09
Revenue:
Fee and other revenue – GAAP	$2,136	$2,257	$(2,216)	$2,595	$2,568
Less: Investment securities gains (losses)	(295)	(256)	(4,833)	15	7

Total fee revenue – GAAP	$2,431	$2,513	$2,617	$2,580	$2,561		5%	(1)%
Income of consolidated asset management funds, net of noncontrolling interest	-	-	-	-	22	(a)
Total fee revenue – Non-GAAP	2,431	2,513	2,617	2,580	2,583		6	-
Net interest revenue – GAAP	775	700	716	724	765		(1)	6
Total revenue excluding investment securities gains (losses) – Non-GAAP (b)	$3,206	$3,213	$3,333	$3,304	$3,348		4	1

Provision for credit losses	$59	$61	$147	$65	$35

Expense:
Noninterest expense – GAAP	$2,280	$2,383	$2,318	$2,582	$2,461
Less: Litigation reserves	-	-	-	-	164
M&I expenses	68	59	54	52	26
Restructuring charges	10	6	(5)	139	7
FDIC special assessment	-	61	-	-	-
Amortization of intangible assets	107	108	104	107	97

Total noninterest expense – excluding litigation reserves, M&I expenses, restructuring charges, FDIC special assessment and intangible amortization – Non-GAAP	$2,095	$2,149	$2,165	$2,284	$2,167		3	(5)

Income:
Income (loss) from continuing operations	$411	$501	$(2,438)	$713	$632		54	(11)
Net (income) loss attributable to noncontrolling interest, net of tax	(1)	2	(1)	(1)	(31	) (a)
Redemption charge and preferred dividends	(47)	(236)	-	-	-

Income (loss) from continuing operations, net of tax	363	267	(2,439)	712	601
Income (loss) from discontinued operations, net of tax	(41)	(91)	(19)	(119)	(42)
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$322	$176	$(2,458)	$593	$559

Key Metrics (Continuing operations):
Pre-tax operating margin – GAAP (c)	20%	17%	N/M	20%	26%
Non-GAAP adjusted (c)	33%	31%	31%	29%	34%

Return on common equity (annualized) – GAAP (c)	5.8%	4.0%	N/M	9.8%	8.2%
Non-GAAP adjusted (c)	10.6%	6.6%	9.9%	10.1%	10.6%

Return on tangible common equity (annualized)
Non-GAAP (c)	28.8%	18.4%	N/M	33.0%	25.8%
Non-GAAP adjusted (c)	44.4%	24.0%	31.5%	31.1%	30.2%

Fee and other revenue as a percent of total revenue	73%	76%	N/M	78%	76%

Percent of non-U.S. fee and net interest revenue including noncontrolling interest related to consolidated asset management funds	29%	31%	31%	36%	34%

Effective tax rate – GAAP	28.2%	2.2%	N/M	N/M	29.0%
Non-GAAP adjusted (d)	32.1%	32.4%	31.8%	22.1%	30.8%

Period end
Employees	41,700	41,800	42,000	42,200	42,300
Market capitalization	$32,585	$35,255	$34,911	$33,783	$37,456
Common shares outstanding	1,153,450	1,202,828	1,204,244	1,207,835	1,212,941
(a)	Includes $30 million of noncontrolling interest related to consolidated asset management funds.
(b)	Total revenue – GAAP was $2.911 billion, $2.957 billion, $(1.500) billion, $3.319 billion and $3.385 billion, respectively.
(c)	See supplemental information beginning on page 19 for GAAP to Non-GAAP reconciliations.
(d)	The effective tax rate – Non-GAAP for the quarters of 2009 exclude investment securities losses, M&I expenses, restructuring charges, support agreement charges, FDIC special assessment and discrete tax benefits. The effective tax rate – Non-GAAP for the first quarter of 2010 excludes M&I expenses, restructuring charges and litigation reserves related to several existing matters.

N/M – Not meaningful.

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BNY Mellon 1Q10 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Market value of assets under management at period-end (in billions)	$881	$926	$966	$1,115	$1,105	25%	(1)%

Market value of assets under custody and administration at period-end (in trillions)	$19.5	$20.7	$22.1	$22.3	$22.4	15%	—%

Market value of securities on loan at period-end (in billions) (a)	$293	$290	$299	$247	$253	(14)%	2%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management from Dec. 31, 2009 to March 31, 2010 by business segment-preliminary
(in billions)	Asset Management	Wealth Management		Total
Market value of assets under management at Dec. 31, 2009	$1,040	$75		$1,115
Net inflows (outflows):
Long-term	15	1		16
Money market	(25)	—		(25)
Total net inflows (outflows)	(10)	1		(9)
Net market/currency impact	(1)	—		(1)
Market value of assets under management at March 31, 2010	$1,029 (a)	$76	(b)	$1,105
(a)	Excludes $5 billion subadvised for the Wealth Management segment.
(b)	Excludes private client assets managed in the Asset Management segment.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period end (a)	2009				2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Equity	27%	31%	34%	31%	32%
Money market	45%	43%	39%	32%	30%
Fixed income	19%	17%	17%	21%	21%
Alternative investments and overlay	9%	9%	10%	16%	17%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

Market indices	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
S&P 500 Index (a)	798	919	1057	1115	1169	46%	5%
S&P 500 Index-daily average	809	891	995	1088	1123	39	3
FTSE 100 Index (a)	3926	4249	5134	5413	5680	45	5
FTSE 100 Index-daily average	4040	4258	4708	5235	5431	34	4
NASDAQ Composite Index (a)	1529	1835	2122	2269	2398	57	6
Lehman Brothers Aggregate BondSM Index (a)	262	280	304	301	300	15	—
MSCI EAFE® Index (a)	1056	1307	1553	1581	1584	50	—
NYSE Share Volume (in billions)	161	151	126	112	103	(36)	(8)
NASDAQ Share Volume (in billions)	136	152	144	131	138	1	5
(a)	Period end.

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BNY Mellon 1Q10 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue	2009				2010		1Q10 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr		1Q09	4Q09
Securities servicing fees:
Asset servicing	$519	$574	$600	$621	$608		17%	(2)%
Securities lending revenue (a)	90	97	43	29	29		N/M	-
Issuer services	364	372	359	368	333		(9)	(10)
Clearing services	253	250	236	223	230		(9)	3
Total securities servicing fees	1,226	1,293	1,238	1,241	1,200		(2)	(3)
Asset and wealth management fees	616	637	650	736	696		13	(5)
Foreign exchange and other trading activities	307	237	246	246	263		(14)	7
Treasury services	125	132	128	134	131		5	(2)
Distribution and servicing	111	107	94	85	76		(32)	(11)
Financing-related fees	48	54	56	57	50		4	(12)
Investment income	(17)	44	121	78	108		N/M	38
Other	15	9	84	3	37		N/M	N/M
Total fee revenue – GAAP	$2,431	$2,513	$2,617	$2,580	$2,561		5%	(1)%
Income of consolidated asset management funds, net of noncontrolling interests	-	-	-	-	22	(b)	N/M	N/M
Total fee revenue – Non-GAAP	$2,431	$2,513	$2,617	$2,580	$2,583		6%	-%
Net securities gains (losses)	(295)	(256)	(4,833)	15	7		N/M	(53)
Total fee and other revenue – Non-GAAP (c)	$2,136	$2,257	$(2,216)	$2,595	$2,590		21%	-%
Fee and other revenue as a percent of total revenue	73%	76%	N/M	78%	76%
(a)	Included in asset servicing revenue on the income statement.
(b)	Includes $6 million previously included in asset and wealth management fees and $16 million previously included in investment income.
(c)	Total fee and other revenue on a GAAP basis was $2,136, $2,257, $(2,216), $2,595 and $2,568 respectively.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees – Year-over-year growth reflects higher market values and net new business. The decrease sequentially primarily reflects lower volumes and the impact of a stronger U.S. dollar.
•	Securities lending revenue – The year-over-year decrease reflects narrower spreads and lower loan balances.
•

Issuer services fees – The decrease year-over-year reflects lower Corporate Trust fees due to lower money market related distribution fees, lower Depositary Receipts revenue due to lower transaction fees and lower Shareowner Services revenue resulting from lower corporate action activity. The sequential decrease primarily reflects seasonally lower Depositary Receipts revenue and lower Corporate Trust fees reflecting decreased activity in the international and conventional debt markets.

•	Clearing services fees – Year-over-year results reflect lower money market related distribution fees and lower trading volumes.
•

Asset and wealth management fees totaled $696 million. Excluding performance fees, asset and wealth management fees increased 12% compared with the prior year period and 1% (unannualized) sequentially. Both increases reflect improved equity values, stronger investment performance, the Insight acquisition and the impact of long-term inflows, partially offset by a reduction in fees due to money market outflows and higher fee waivers. The sequential increase was also negatively impacted by a stronger U.S. dollar.

•

Foreign exchange and other trading activities totaled $263 million compared with $307 million in the prior year quarter and $246 million in the fourth quarter of 2009. The decrease year-over-year primarily reflects lower foreign exchange revenue driven by lower volatility, partially offset by increased volumes. The sequential increase primarily reflects higher fixed income trading revenue and lower mark-to-market adjustments on credit default swaps, partially offset by lower foreign exchange revenue, driven by lower volatility. See page 10 for a trend of foreign exchange and other trading activities revenue.

•

Investment and other income increased $147 million year-over-year and $64 million sequentially. Both increases reflect higher lease residual gains and positive foreign currency translations. The year-over-year increase also reflects the write-down of certain equity investments in 1Q09.

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BNY Mellon 1Q10 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue	2009				2010	1Q10 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Net interest revenue (non-FTE)	$775	$700	$716	$724	$765	(1)%	6%
Net interest revenue (FTE)	779	704	721	729	770	(1)	6
Net interest margin (FTE)	1.87%	1.80%	1.85%	1.77%	1.89%	2 bps	12 bps
Selected average balances:
Cash/interbank investments	$83,276	$66,154	$64,762	$71,173	$71,788	(14)%	1%
Trading account securities	1,728	2,179	1,973	2,090	2,075	20	(1)
Securities	43,465	51,903	53,889	55,573	55,357	27	-
Loans	38,958	37,029	34,535	35,239	34,214	(12)	(3)

Interest-earning assets	167,427	157,265	155,159	164,075	163,434	(2)	-
Interest-bearing deposits	101,983	98,896	93,632	98,404	101,034	(1)	3
Noninterest-bearing deposits	43,051	32,852	34,920	34,991	33,330	(23)	(5)

Selected average yields/rates:
Cash/interbank investments	1.23%	1.11%	1.00%	0.94%	0.89%
Trading account securities	2.86	2.50	2.30	2.53	2.49
Securities	4.26	3.12	3.20	3.36	3.67
Loans	2.66	2.69	2.63	2.38	2.46
Interest-earning assets	2.37	2.16	2.14	2.09	2.18
Interest-bearing deposits	0.30	0.16	0.11	0.12	0.16
Average cash/interbank investments as a percentage of average interest-earning assets	50%	42%	42%	43%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	26%	21%	23%	21%	20%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue (FTE) decreased 1% year-over-year and increased 6% (unannualized) sequentially.

•	The first quarter of 2010 reflects a full quarter’s impact of the restructured investment securities portfolio.
•

The decrease compared with 1Q09 reflects a decline in the value of interest-free balances, a decrease in average interest-earning assets and narrowing spreads, partially offset by the higher yield on the restructured investment securities portfolio and higher hedging gains.

•	The sequential increase primarily reflects the higher yield related to the restructured investment securities portfolio and higher hedging gains, partially offset by narrowing spreads.
•

The impact of the restructured investment securities portfolio net of lost interest income on the securities sold was approximately $100 million in 1Q10. We currently expect the net impact of the portfolio restructuring to contribute approximately $320 million to net interest revenue in the full-year 2010, largely due to improved cash flow projections.

•	The net interest margin (FTE) was 1.89%, compared with 1.77% in 4Q09. The increase reflects the higher yield, partially offset by lower spreads.

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BNY Mellon 1Q10 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense	2009				2010	1Q10 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Staff:
Compensation	$732	$740	$747	$766	$753	3%	(2)%
Incentives	247	241	242	266	284	15	7
Employee benefits	190	172	168	189	183	(4)	(3)
Total staff	1,169	1,153	1,157	1,221	1,220	4	-
Professional, legal and other purchased services	237	237	265	278	242	2	(13)
Net occupancy	139	142	142	141	137	(1)	(3)
Distribution and servicing	107	106	104	109	109	2	-
Software	81	93	95	98	94	16	(4)
Sub-custodian and clearing	66	91	80	83	85	29	2
Furniture and equipment	77	76	76	80	75	(3)	(6)
Business development	44	49	45	76	52	18	(32)
Other	175	202	201	198	153	(13)	(23)
Subtotal	2,095	2,149	2,165	2,284	2,167	3	(5)
Litigation reserves	-	-	-	-	164	N/M	N/M
FDIC special assessment	-	61	-	-	-	-	-
Amortization of intangible assets	107	108	104	107	97	(9)	(9)
Restructuring charges	10	6	(5)	139	7	N/M	N/M
M&I expenses	68	59	54	52	26	(62)	(50)
Total noninterest expense	$2,280	$2,383	$2,318	$2,582	$2,461	8%	(5)%
Total staff expense as a percentage of total revenue	40%	39%	N/M	37%	36%
Total staff expense as a percentage of total revenue – Non-GAAP adjusted (a)	36%	36%	35%	37%	36%
(a)	Excluding net securities gains (losses) and noncontrolling interest of consolidated asset management funds.

N/M – Not meaningful.

KEY POINTS

•

The 3% year-over-year increase in expenses (excluding the litigation reserves, amortization of intangible assets, restructuring charges and M&I expenses) was driven by the impact of the Insight acquisition, as well as higher incentive expense, sub-custodian and clearing expense and software expense.

•

The sequential decrease of 5% (unannualized) (excluding the litigation reserves, amortization of intangible assets, restructuring charges and M&I expenses) primarily reflects lower professional, legal and other purchased services, seasonally lower business development expenses, and decreases in nearly all other expense categories reflecting good expense control, partially offset by the impact of the Insight acquisition.

•	Results for 1Q10 include a charge related to the litigation reserves for several existing matters.

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BNY Mellon 1Q10 Quarterly Earnings Review

ADOPTION OF NEW ACCOUNTING STANDARD

On Jan. 1, 2010, we adopted SFAS No. 167, “Amendments to FASB Interpretation No. 46 (R)” (Topic 810, Consolidations). At March 31, 2010, our balance sheet included $3.1 billion for the consolidation of certain asset management funds, seed capital investments and securitizations, including $394 million of Class A Notes of the Grantor Trust. The new statement increased our balance sheet by $2.7 billion, or approximately 1%, from year-end.

The consolidated asset management funds are disclosed separately on the balance sheet and the securitizations are included in available for sale securities. The income statement separately discloses the operations of consolidated asset management funds ($52 million) and the net income attributable to noncontrolling interests of consolidated asset management funds ($30 million). The net of these income statement line items ($22 million) was previously disclosed in the income statement as asset and wealth management revenue ($6 million) and investment income ($16 million).

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2010, the fair value of our investment securities portfolio totaled $55.5 billion. The unrealized pre-tax loss on our securities portfolio was $242 million at March 31, 2010 compared with $1.0 billion at Dec. 31, 2009 and $8.0 billion at March 31, 2009.

The following table presents the March 31, 2010 investment securities portfolio.

	Amortized cost	Fair value	Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)					AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list:
European floating rate notes (b)	$5,485	$5,032	91%	$(453)	95%	5%	-%	-%	-%
Commercial MBS	2,364	2,360	100	(4)	93	4	3	-	-
Prime RMBS	1,799	1,613	88	(186)	59	23	6	12	-
Alt-A RMBS	842	756	70	(86)	28	8	1	63	-
Subprime RMBS	773	486	63	(287)	72	16	5	7	-
Credit cards	589	588	97	(1)	2	97	1	-	-
Other	362	381	53	19	1	-	20	68	11
Total Watch list (c)	12,214	11,216	87	(998)	76	13	2	9	-
Agency RMBS	18,028	18,349	102	321	100	-	-	-	-
Sovereign debt/sovereign guaranteed	7,625	7,710	101	85	100	-	-	-	-
U.S. Treasury securities	7,036	7,083	101	47	100	-	-	-	-
Grantor Trust (d):
Alt-A RMBS	2,462	2,605	61	143	3	4	5	88	-
Prime RMBS	1,928	2,024	72	96	5	7	7	81	-
Subprime RMBS	127	146	63	19	13	5	6	76	-
FDIC-insured debt	2,531	2,586	102	55	100	-	-	-	-
U.S. government agency debt	1,138	1,157	102	19	100	-	-	-	-
Other	2,679	2,650	99	(29)	72	10	6	1	11
Total investment securities	$55,768	$55,526	94%	$(242)	85%	4%	1%	9%	1%
(a)	Amortized cost before impairments.
(b)	Includes commercial MBS, RMBS and other securities.
(c)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(d)	The Grantor Trust RMBS were marked to market in the fourth quarter of 2009. We believe these RMBS would receive a higher credit rating if the rating was based on the written-down amortized cost instead of the current face amount.

Page - 9

BNY Mellon 1Q10 Quarterly Earnings Review

FOREIGN EXCHANGE AND OTHER TRADING ACTIVITIES REVENUE

Foreign exchange and other trading activities	2009				2010
(in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Foreign exchange	$219	$240	$190	$201	$175
Fixed income	75	37	76	54	80
Credit derivatives (a)	(1)	(45)	(27)	(11)	(2)
Other	14	5	7	2	10
Total	$307	$237	$246	$246	$263
(a)	Used as economic hedges of loans.

CAPITAL

Capital ratios (a)	March 31, 2009		Dec. 31, 2009	March 31, 2010
Tier 1 capital ratio	13.8	%(b)	12.1%	13.2%
Total (Tier 1 plus Tier 2) capital ratio	17.5	(b)	16.0	17.1
Leverage capital ratio	7.8	(b)	6.5	6.6
Common shareholders’ equity to total assets ratio (c)	12.5		13.7	14.1
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	4.2		5.2	6.1
Tier 1 common equity to risk-weighted assets ratio (c)	10.0		10.5	11.6
(a)	Includes discontinued operations. Preliminary.
(b)	The Tier 1, Total and Leverage capital ratios, excluding the Series B preferred stock and common stock warrant associated with TARP, were 11.2%, 15.0% and 6.4% at March 31, 2009.
(c)	See the Supplemental information section beginning on page 19 for a calculation of these ratios.

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	March 31, 2009		Dec. 31, 2009		March 31, 2010
Loans:
Other residential mortgages	$143		$190		$204
Financial institutions	30		172		102
Commercial	34		65		40
Commercial real estate	197		61		50
Wealth management	6		58		58
Foreign	2		-		-
Total nonperforming loans	412		546		454
Other assets owned	9		4		5
Total nonperforming assets	$421	(a)	$550	(a)	$459
Nonperforming loans ratio	1.0%		1.5%		1.3%
Allowance for loan losses/nonperforming loans	114.1		92.1		114.5
Total allowance for credit losses/nonperforming loans	135.7		115.0		140.5
(a)	Nonperforming assets at Dec. 31, 2009 exclude discontinued operations. Nonperforming assets at March 31, 2009 includes discontinued operations of $130 million.

Nonperforming assets decreased $91 million compared with Dec. 31, 2009. The decrease primarily resulted from repayments and charge-offs.

Page - 10

BNY Mellon 1Q10 Quarterly Earnings Review

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	March 31, 2009	Dec. 31, 2009	March 31, 2010
Allowance for credit losses – beginning of period	$529	$596	$628
Provision for credit losses	59	65	35
Transferred to discontinued operations	21	-	-
Net (charge-offs) recoveries:
Other residential mortgages	(12)	(17)	(12)
Financial institutions	(10)	-	(20)
Commercial	(12)	(14)	12
Commercial real estate	(17)	(2)	(5)
Leasing	1	-	-
Total net (charge-offs) recoveries	(50)	(33)	(25)
Allowance for credit losses – end of period (a)	$559	$628	$638
Allowance for loan losses	$470	$503	$520
Allowance for unfunded commitments	89	125	118
(a)	The allowance for credit losses at March 31, 2010 and Dec. 31, 2009 excludes discontinued operations. The allowance for credit losses includes discontinued operations of $40 million at March 31, 2009.

The provision for credit losses was $35 million in the first quarter of 2010 compared with $65 million in the fourth quarter of 2009. The decrease in the provision reflects a decrease in higher risk rated loans and nonperforming loans. During the first quarter of 2010, the total allowance for credit losses increased $10 million and net charge-offs totaled $25 million.

DISCONTINUED OPERATIONS

In the second quarter of 2009, we adopted discontinued operations accounting for Mellon United National Bank (“MUNB”) located in Florida. It was determined that this business no longer fit our strategic focus on our asset management and securities servicing businesses. On Jan. 15, 2010, we completed the sale of MUNB. This business was formerly included in the Other segment. In the first quarter of 2010, we recorded an after-tax loss on discontinued operations of $42 million primarily reflecting lower of cost or market write-downs on the retained loans.

BUSINESS SEGMENTS

See BNY Mellon’s 2009 Annual Report for information on the accounting principles of our business segments. In addition, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the segment results.

Page - 11

BNY Mellon 1Q10 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions, unless otherwise noted)	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Revenue:
Asset and wealth management:
Mutual funds	$263	$266	$274	$266	$242	(8)%	(9)%
Institutional clients	181	175	197	227	264	46	16
Private clients	32	31	34	38	38	19	-
Performance fees	7	26	1	59	13	86	(78)
Total asset and wealth management revenue	483	498	506	590	557	15	(6)
Distribution and servicing	92	90	84	84	75	(18)	(11)
Other	(96)	(59)	2	6	17	N/M	N/M
Total fee and other revenue (a)	479	529	592	680	649	35	(5)
Net interest revenue	15	7	7	3	-	N/M	N/M
Total revenue (b)	494	536	599	683	649	31	(5)
Noninterest expense (ex. intangible amortization and support agreement charges)	412	419	415	465	453	10	(3)
Income before taxes (ex. intangible amortization and support agreement charges)	82	117	184	218	196	139	(10)
Support agreement charges	(14)	-	32	-	-	N/M	N/M
Amortization of intangible assets	55	55	53	56	50	(9)	(11)
Income before taxes	$41	$62	$99	$162	$146	256%	(10)%
Pre-tax operating margin	8%	12%	16%	24%	23%
Pre-tax operating margin (ex. intangible amortization) (c)	19%	22%	25%	32%	30%
Market value of assets under management at period-end (in billions)	$818	$860	$897	$1,045	$1,034	26%	(1)%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(2)	$(18)	$(2)	$13	$15
Money market (in billions)	$(11)	$(2)	$(14)	$(22)	$(25)
(a)	Total fee and other revenue for the first quarter of 2010 includes income from consolidated asset management funds of $52 million, and net income attributable to noncontrolling interests of $30 million. The net of these income statement line items of $22 million is included above in institutional client revenue of $6 million and other revenue of $16 million.
(b)	Investment securities gains (losses) were $(34) million in 1Q09, $(45) million in 2Q09, $- million in 3Q09, $1 million in 4Q09 and $- million in 1Q10. Excluding investment securities gains (losses), the total revenue growth rate 1Q10 vs.1Q09 was 23%.
(c)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and investment securities gains (losses) was 22% for 1Q09, 28% for 2Q09, 31% for 3Q09, 32% for 4Q09 and 30% for 1Q10.

N/M – Not meaningful.

KEY POINTS

•	Asset Management generated 2,100 basis points of positive operating leverage compared with 1Q09 excluding intangible amortization and support agreement charges.
•

Asset and wealth management fees totaled $557 million. Excluding performance fees, asset and wealth management fees increased 14% compared with the prior year period and 2% (unannualized) sequentially. Both increases reflect improved equity values, stronger investment performance, the Insight acquisition and the impact of long-term inflows, partially offset by a reduction in fees due to money market outflows and higher fee waivers. The sequential increase was also negatively impacted by a stronger U.S. dollar.

•

Net long-term inflows of $15 billion were more than offset by $25 billion of short-term outflows. Long-term inflows benefited from strength in institutional global equity and fixed income products and the fourth consecutive quarter of positive flows in retail funds.

•	The increase in other fee revenue compared with 1Q09 primarily reflects investment write-downs in 1Q09 and the higher value of seed capital investments.
•

Noninterest expense (ex. intangible amortization and support agreement charges) increased 10% year-over-year and decreased 3% (unannualized) sequentially. The year-over-year increase primarily reflects the impact of the Insight acquisition. The sequential decrease reflects lower legal expenses and strong expense management, partially offset by the Insight acquisition.

•	50% non-U.S. revenue in both 1Q10 and 4Q09.

Page - 12

BNY Mellon 1Q10 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals, families, endowments and foundations and related entities)

(dollar amounts in millions, unless otherwise noted)	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Revenue:
Asset and wealth management	$122	$128	$133	$136	$136	11%	-%
Other	19	12	13	15	10	(47)	(33)
Total fee and other revenue	141	140	146	151	146	4	(3)
Net interest revenue	50	49	49	46	55	10	20
Total revenue	191	189	195	197	201	5	2
Provision for credit losses	-	-	-	1	-	-	N/M
Noninterest expense (ex. intangible amortization)	129	136	135	138	136	5	(1)
Income before taxes (ex. intangible amortization)	62	53	60	58	65	5	12
Amortization of intangible assets	11	11	12	11	9	(18)	(18)
Income before taxes	$51	$42	$48	$47	$56	10	19

Pre-tax operating margin	27%	22%	25%	24%	28%

Pre-tax operating margin (ex. intangible amortization)	32%	28%	31%	29%	32%

Average loans	$5,388	$5,684	$6,010	$6,191	$6,302	17%	2%
Average deposits	$7,058	$6,628	$6,602	$6,804	$7,310	4%	7%

Market value of total client assets under management and custody at period end (in billions)	$132	$142	$151	$154	$157	19%	2%

N/M – Not meaningful.

KEY POINTS

•

Wealth Management generated 300 basis points of positive operating leverage sequentially, excluding intangible amortization. Income before taxes (ex. intangible amortization) was up 5% compared to 1Q09 and 12% (unannualized) compared to 4Q09.

•

Wealth Management total fee and other revenue was up 4% compared to 1Q09 reflecting organic growth and the impact of higher equity markets, partially offset by lower capital markets fees. Fee revenue was down 3% (unannualized) sequentially, as organic growth was more than offset by seasonally lower performance fees.

•

1Q10 represents the 17th consecutive quarter of positive long-term asset flows. Total client assets were $157 billion at March 31, 2010, up $25 billion, or 19%, from March 31, 2009 and $3 billion, or 2%, from Dec. 31, 2009.

•

Net interest revenue increased 10% year-over-year and 20% (unannualized) sequentially due to high quality loan growth and higher loan spreads, and the higher yield related to the restructured investment securities portfolio, partially offset by lower deposit margins. Average loans increased 17% year-over-year and 2% (unannualized) sequentially. Average deposit levels increased 4% year-over-year and 7% (unannualized) sequentially.

•

Noninterest expense (excluding intangible amortization) increased 5% compared to 1Q09 and decreased 1% (unannualized) sequentially. The year-over-year increase primarily reflects higher production-related incentive and FDIC expenses, partially offset by workforce reductions and expense control.

•	Wealth Management has office sites in 17 states and 3 countries, including 16 of the top 25 domestic wealth markets.

Page - 13

BNY Mellon 1Q10 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions, unless otherwise noted)	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Revenue:
Securities servicing fees - ex. securities lending revenue	$504	$557	$573	$581	$569	13%	(2)%
Securities lending revenue	79	85	32	25	24	N/M	(4)
Foreign exchange and other trading activities	210	216	190	177	170	(19)	(4)
Other	48	46	50	33	35	(27)	6
Total fee and other revenue	841	904	845	816	798	(5)	(2)
Net interest revenue	249	211	229	205	210	(16)	2
Total revenue	1,090	1,115	1,074	1,021	1,008	(8)	(1)
Noninterest expense (ex. intangible amortization and support agreement charges)	704	721	748	788	740	5	(6)
Income before taxes (ex. intangible amortization and support agreement charges)	386	394	326	233	268	(31)	15
Support agreement charges	6	(15)	(19)	(5)	(23)	N/M	N/M
Amortization of intangible assets	7	9	6	6	6	(14)	-
Income before taxes	$373	$400	$339	$232	$285	(24)%	23%

Pre-tax operating margin	34%	36%	32%	23%	28%
Pre-tax operating margin (ex. intangible amortization)	35%	37%	32%	23%	29%

Average deposits	$57,084	$50,583	$52,271	$51,755	$52,183	(9)%	1%

Market value of securities on loan at period end (in billions) (a)	$293	$290	$299	$247	$253	(14)%	2%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

N/M – Not meaningful.

KEY POINTS

•

Securities servicing fees – ex. securities lending revenue decreased 2% (unannualized) sequentially and increased 13% compared with 1Q09. The year-over-year increase reflects higher market values and net new business. The sequential decrease reflects lower volumes and the impact of a stronger U.S. dollar.

•

Securities lending fees decreased $55 million compared with 1Q09 and $1 million sequentially. Both decreases reflect lower volumes. The year-over-year decrease also reflects lower spreads. Spreads decreased 65% compared with 1Q09 and 6% sequentially. Volumes decreased 12% compared with 1Q09 and 8% (unannualized) sequentially.

•	Foreign exchange and other trading activities decreased 19% compared with 1Q09 and 4% (unannualized) sequentially. Both decreases reflect lower volatility, partially offset by higher volumes.
•

Net interest revenue decreased 16% compared to the prior year period and increased 2% (unannualized) sequentially. The decrease compared with 1Q09 reflects lower deposit levels and spreads, partially offset by the higher yield related to the 4Q09 investment portfolio restructuring. The sequential increase reflects higher deposit levels and a higher yield related to the restructured investment securities portfolio, partially offset by lower spreads.

•

Noninterest expense (excluding intangible amortization and support agreement charges) increased $36 million compared with 1Q09 and decreased $48 million sequentially. The year-over-year increase reflects higher sub-custodial fees resulting from higher asset values and transaction volumes and the impact of a weaker U.S. dollar. The sequential decrease, which was primarily driven by lower legal expenses, resulted in 500 basis points of positive operating leverage.

•	1Q10 new business wins totaled $205 billion (win rate of 62%).
•	2010 R&M Global Custody Survey – Ranked #1 overall.
•	43% non-U.S. revenue in 1Q10 vs. 34% in 1Q09.

Page - 14

BNY Mellon 1Q10 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions, unless otherwise noted)	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Revenue:
Securities servicing fees - issuer services	$363	$373	$359	$367	$333	(8)%	(9)%
Other	42	40	30	43	25	(40)	(42)
Total fee and other revenue	405	413	389	410	358	(12)	(13)
Net interest revenue	200	185	180	203	252	26	24
Total revenue	605	598	569	613	610	1	-
Noninterest expense (ex. intangible amortization)	297	305	304	318	304	2	(4)
Income before taxes (ex. intangible amortization)	308	293	265	295	306	(1)	4
Amortization of intangible assets	21	20	20	20	20	N/M	N/M
Income before taxes	$287	$273	$245	$275	$286	-%	4%

Pre-tax operating margin	48%	46%	43%	45%	47%
Pre-tax operating margin (ex. intangible amortization)	51%	49%	47%	48%	50%

Number of depositary receipt programs	1,330	1,320	1,322	1,330	1,336	-%	-%
Average deposits	$45,963	$47,293	$43,183	$47,320	$48,470	5%	2%

N/M – Not meaningful.

KEY POINTS

•	Total revenue increased 1% compared to 1Q09 and is flat sequentially:

•

Corporate Trust – Total revenue increased year-over-year and sequentially reflecting continued leading market share position and higher net interest revenue driven by higher average customer deposit balances and the higher yield related to the restructured investment securities portfolio, partially offset by decreased activity in the international and conventional debt markets and lower money market related distribution fees due to the low interest rate environment.

•

Depositary Receipts – Year-over-year revenue was impacted by lower transaction fees, partially offset by higher issuance fees. Revenue decreased sequentially primarily due to seasonally lower corporate action fees and lower foreign exchange and other trading revenue. Depositary Receipts issuances have exceeded cancellations for four consecutive quarters.

•

Shareowner Services – Revenue decreased year-over-year due to lower corporate action activity partially offset by higher market values on employee stock option plans. Revenue increased sequentially reflecting higher net interest revenue resulting from an increase in deposit levels associated with transaction activity and the higher yield related to the restructured investment securities portfolio.

•

Noninterest expense (excluding intangible amortization) increased 2% year-over-year and decreased 4% (unannualized) sequentially. The sequential decrease reflects a seasonal decrease in expenses and lower legal expense.

•	39% non-U.S. revenue in 1Q10 vs. 40% in 1Q09.

Page - 15

BNY Mellon 1Q10 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

(dollar amounts in millions, unless otherwise noted)	2009				2010	1Q10 vs.
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Revenue:
Securities servicing fees - clearing services	$249	$248	$232	$219	$227	(9)%	4%
Other	72	66	59	45	44	(39)	(2)
Total fee and other revenue	321	314	291	264	271	(16)	3
Net interest revenue	82	87	81	90	95	16	6
Total revenue	403	401	372	354	366	(9)	3
Noninterest expense (ex. intangible amortization)	252	256	245	241	255	1	6
Income before taxes (ex. intangible amortization)	151	145	127	113	111	(26)	(2)
Amortization of intangible assets	7	7	6	7	6	N/M	N/M
Income before taxes	$144	$138	$121	$106	$105	(27)%	(1)%

Pre-tax operating margin	36%	34%	33%	30%	29%
Pre-tax operating margin (ex. intangible amortization)	37%	36%	34%	32%	30%

Average active accounts (in thousands)	5,452	4,999	4,771	4,758	4,811	(12)%	1%
Average margin loans	$4,207	$4,121	$4,322	$4,651	$5,229	24%	12%
Average payables to customers and broker-dealers	$3,797	$4,901	$5,845	$6,476	$6,495	71%	-%

N/M – Not meaningful.

KEY POINTS

•	Clearing Services results reflect lower money market fund fees, offset partially by higher net interest revenue.

•

Total fee and other revenue decreased 16% compared with 1Q09 and increased 3% (unannualized) sequentially. The year-over-year decrease was primarily due to lower money market related distribution fees and lower trading volumes. The sequential increase was primarily due to higher trading revenue.

•	Net interest revenue increased 16% compared with 1Q09 and 6% (unannualized) sequentially. Both increases were driven by the higher yield related to the restructured investment securities portfolio.

•	Noninterest expense (excluding intangible amortization) increased 1% compared to 1Q09 and 6% (unannualized) sequentially. The sequential increase primarily reflects recoveries of prior period charges.

Page - 16

BNY Mellon 1Q10 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2009				2010	1Q10 vs.
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q09	4Q09
Revenue:
Treasury services	$121	$128	$124	$130	$127	5%	(2)%
Other	106	52	82	92	98	(8)	7
Total fee and other revenue	227	180	206	222	225	(1)	1
Net interest revenue	159	157	149	148	176	11	19
Total revenue	386	337	355	370	401	4	8
Noninterest expense (ex. intangible amortization)	189	191	180	187	182	(4)	(3)
Income before taxes (ex. intangible amortization)	197	146	175	183	219	11	20
Amortization of intangible assets	6	7	6	6	6	-	-
Income before taxes	$191	$139	$169	$177	$213	12%	20%

Pre-tax operating margin	50%	41%	48%	48%	53%
Pre-tax operating margin (ex. intangible amortization)	51%	43%	49%	50%	55%

Average loans	$13,921	$13,228	$11,648	$10,982	$10,436	(25)%	(5)%
Average deposits	$24,867	$20,321	$19,989	$22,138	$22,257	(10)%	1%

KEY POINTS

•	Total fee and other revenue was up 1% (unannualized) sequentially and down 1% year-over-year.

•	The sequential increase was due primarily to higher capital market fees and lower mark-to-market adjustments on credit default swaps, partially offset by lower global payment fees.
•	Year-over-year, the decline resulted from lower capital market fees and lower foreign exchange revenue, primarily offset by higher global payment fees.

•

Net interest revenue was up 19% (unannualized) sequentially and 11% year-over-year, both increases primarily resulted from the higher yield related to the restructured investment securities portfolio, partially offset by lower average loan balances reflecting our credit strategy to reduce targeted risk exposure.

•

Noninterest expense (excluding intangible amortization) decreased 4% compared with 1Q09 and 3% (unannualized) sequentially. The year-over-year decrease reflects expense reduction initiatives as well as overall expense control. The sequential decrease primarily reflects ongoing expense management and seasonally lower expenses in 1Q10.

Page - 17

BNY Mellon 1Q10 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

	2009				2010
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Revenue:
Fee and other revenue	$(278)	$(223)	$(4,685)	$52	$143
Net interest revenue (expense)	20	4	21	29	(23)
Total revenue	(258)	(219)	(4,664)	81	120
Provision for credit losses	59	61	147	64	35
Noninterest expense (ex. Litigation reserves, FDIC special assessment, intangible amortization, M&I expenses and restructuring charges)	120	136	125	152	120
Income (loss) before taxes (ex. Litigation reserves, FDIC special assessment, intangible amortization, M&I expenses and restructuring charges)	(437)	(416)	(4,936)	(135)	(35)
Litigation reserves	-	-	-	-	164
FDIC special assessment	-	61	-	-	-
Amortization of intangible assets	-	(1)	1	1	-
M&I expenses	68	59	54	52	26
Restructuring charges	10	6	(5)	139	7
Income (loss) before taxes	$(515)	$(541)	$(4,986)	$(327)	$(232)

KEY POINTS

•

Total fee and other revenue increased $421 million compared to 1Q09 and $91 million compared to 4Q09. The year-over-year increase is due to investment securities losses recorded in 1Q09 and higher leasing gains. The sequential increase relates primarily to leasing gains and foreign currency translation.

•

Noninterest expense (excluding litigation reserves, FDIC special assessment, intangible amortization, M&I expenses and restructuring charges) was unchanged compared to 1Q09 and decreased $32 million sequentially. The sequential decrease reflects employee benefit adjustments recorded in 4Q09 and a seasonal decrease in business development expense.

•	Results in 1Q10 include $164 million related to litigation reserves for several existing matters.

Page - 18

BNY Mellon 1Q10 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income and EPS – GAAP to Non-GAAP	1Q09			4Q09		1Q10
(in millions, except earnings per share amounts)	Net income	EPS (a)		Net income	EPS (a)	Net income	EPS (a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$322	$0.28		$593	$0.49	$559	$0.46
Income (loss) from discontinued operations, net of tax	(41)	(0.04)		(119)	(0.10)	(42)	(0.03)
Income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	363	0.31	(b)	712	0.59	601	0.49
Litigation reserves	-	-		-	-	98	0.08
M&I expenses	41	0.04		33	0.03	16	0.01
Restructuring charges	7	0.01		86	0.07	5	-
Preferred dividends	47	0.04		-	-	-	-
Net securities (gains) losses	183	0.16		(31)	(0.03)	(5)	-
Discrete tax benefits	-	-		(133)	(0.11)	-	-
Income from continuing operations applicable to common shareholders excluding litigation reserves, M&I expenses, restructuring charges, preferred dividends, net securities gains (losses) and discrete tax benefits – Non-GAAP	641	0.56		667	0.55	715	0.59	(b)
Intangible amortization	66	0.06		66	0.06	62	0.05
Income from continuing operations applicable to common shareholders excluding litigation reserves, M&I expenses, restructuring charges, preferred dividends, net securities gains (losses), discrete tax benefits and intangible amortization – Non-GAAP	$707	$0.61	(b)	$733	$0.60 (b)	$777	$0.64
(a)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $3 million in the first quarter of 2009, $6 million in the fourth quarter of 2009 and $5 million in the first quarter of 2010.
(b)	Does not foot due to rounding.

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BNY Mellon 1Q10 Quarterly Earnings Review

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	1Q09	2Q09	3Q09	4Q09	1Q10
Income (loss) from continuing operations before income taxes – GAAP	$572	$513	$(3,965)	$672	$889
Less: Net securities gains (losses)	(295)	(256)	(4,833)	15	7
Noncontrolling interest of consolidated asset management funds	-	-	-	-	30
Add: Litigation reserves	-	-	-	-	164
Asset-based taxes	-	-	20	-	-
FDIC special assessment	-	61	-	-	-
M&I expenses	68	59	54	52	26
Restructuring charges	10	6	(5)	139	7
Intangible amortization	107	108	104	107	97
Income (loss) from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interest of consolidated asset management funds, litigation reserves, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charges and intangible amortization – Non-GAAP	$1,052	$1,003	$1,041	$955	$1,146
Fee and other revenue – GAAP	$2,136	$2,257	$(2,216)	$2,595	$2,568
Income of consolidated asset management funds – GAAP	-	-	-	-	52
Net interest revenue – GAAP	775	700	716	724	765
Total revenue – GAAP	2,911	2,957	(1,500)	3,319	3,385
Less: Net securities gains (losses)	(295)	(256)	(4,833)	15	7
Noncontrolling interest of consolidated asset management funds	-	-	-	-	30
Total revenue excluding net securities gains (losses) and noncontrolling interest of consolidated asset management funds – Non-GAAP	$3,206	$3,213	$3,333	$3,304	$3,348
Pre-tax operating margin (a)	20%	17%	N/M	20%	26%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interest of consolidated asset management funds, litigation reserves, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charges and intangible amortization – Non-GAAP (a)	33%	31%	31%	29%	34%
(a)	Income (loss) before taxes divided by total revenue.

N/M – Not meaningful.

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BNY Mellon 1Q10 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)	1Q09	2Q09	3Q09	4Q09	1Q10
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$322	$176	$(2,458)	$593	$559
Less: Income (loss) from discontinued operations, net of tax	(41)	(91)	(19)	(119)	(42)
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	363	267	(2,439)	712	601
Intangible amortization	66	67	65	66	62
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	429	334	(2,374)	778	663
Less: Net securities gains (losses)	(183)	(161)	(3,047)	31	5
Add: Litigation reserves	-	-	-	-	98
FDIC special assessment	-	36	-	-	-
M&I expenses	41	36	34	33	16
Restructuring charges	7	4	(3)	86	5
Discrete tax benefits and the benefit of tax settlements	-	(134)	-	(133)	-
Net income (loss) from continuing operations excluding net securities gains (losses), litigation reserves, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP	$660	$437	$704	$733	$777

Average common shareholders’ equity	$25,189	$26,566	$28,144	$28,843	$29,720
Less: Average goodwill	15,837	15,989	16,048	16,291	16,143
Average intangible assets	5,752	5,673	5,608	5,587	5,513
Add: Deferred tax liability – tax deductible goodwill	624	643	666	720	720
Deferred tax liability – non-tax deductible intangible assets	1,808	1,743	1,717	1,680	1,660
Average tangible common shareholders’ equity – Non-GAAP	$6,032	$7,290	$8,871	$9,365	$10,444

Return on common equity – GAAP (a)	5.8%	4.0%	N/M	9.8%	8.2%
Return on common equity excluding net securities gains (losses), litigation reserves , FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP (a)	10.6%	6.6%	9.9%	10.1%	10.6%

Return on tangible common equity – Non-GAAP (a)	28.8%	18.4%	N/M	33.0%	25.8%
Return on tangible common equity excluding net securities gains (losses), litigation reserves, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP (a)	44.4%	24.0%	31.5%	31.1%	30.2%
(a)	Annualized.

N/M – Not meaningful.

Securities servicing fees
(in millions)	1Q09	4Q09	1Q10
Securities servicing fees	$1,226	$1,241	$1,200
Less: Securities lending fee revenue	90	29	29
Securities servicing fees excluding securities lending fee revenue	$1,136	$1,212	$1,171

Asset and wealth management fee revenue				1Q10 vs.
(dollars in millions)	1Q09	4Q09	1Q10	1Q09	4Q09
Asset and wealth management fee revenue	$616	$736	$696	13%	(5)%
Less: Performance fees	7	59	13
Asset and wealth management fee revenue excluding performance fees	$609	$677	$683	12%	1%

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BNY Mellon 1Q10 Quarterly Earnings Review

Calculation of common and tangible common shareholders’ equity to assets (dollars in millions)	March 31, 2009	Dec. 31, 2009	March 31, 2010
Common shareholders’ equity at period end – GAAP	$25,415	$28,977	$29,688
Less: Goodwill	15,805	16,249	16,077
Intangible assets	5,717	5,588	5,449
Add: Deferred tax liability – tax deductible goodwill	624	720	720
Deferred tax liability – non-tax deductible intangible assets	1,808	1,680	1,660
Tangible common shareholders’ equity at period end – Non-GAAP	$6,325	$9,540	$10,542

Total assets at period end – GAAP	$203,478	$212,224	$210,251
Less: Assets of consolidated asset management funds	-	-	2,259
Total assets of operations – Non-GAAP	203,478	212,224	207,992
Less: Goodwill	15,805	16,249	16,077
Intangible assets	5,717	5,588	5,449
Cash on deposit with the Federal Reserve and other central banks (a)	29,679	7,375	14,709
Tangible total assets of operations at period end – Non-GAAP	$152,277	$183,012	$171,757

Common shareholders’ equity to total assets – GAAP	12.5%	13.7%	14.1%
Tangible common shareholders’ equity to tangible total assets of operations – Non-GAAP	4.2%	5.2%	6.1%
(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	March 31, 2009	Dec. 31, 2009	March 31, 2010
Total Tier 1 capital	$16,242	$12,883	$13,430
Less: Trust preferred securities	1,648	1,686	1,667
Series B preferred stock	2,795	-	-
Total Tier 1 common equity	$11,799	$11,197	$11,763

Total risk-weighted assets	$117,412	$106,328	$101,705

Tier 1 common equity to risk-weighted assets ratio	10.0%	10.5%	11.6%
(a)	On a regulatory basis.

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to the economy, intended acquisitions, including the expected impact on earnings and the timing of anticipated closing, credit ratings of the RMBS in the Grantor Trust, statements with respect to the expected impact of BNY Mellon’s portfolio restructuring on net interest revenue, as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings review speak only as of April 20, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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